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                                                                     EXHIBIT 9.6

                               FIRST AMENDMENT TO
                          HOLLYWOOD CASINO CORPORATION
                             VOTING TRUST AGREEMENT
                             ----------------------

   This First Amendment to Hollywood Casino Corporation Voting Trust Agreement

 ("First Amendment") is made and entered into by and between JILL PRATT LaFERNEY and JOHN R. PRATT ("Shareholders") and JACK E. PRATT, SR. ("Proxy").

                                    RECITALS
                                    --------

            WHEREAS, Shareholders and Proxy entered into that certain Hollywood Casino Corporation Voting Trust Agreement dated effective December 29, 1998 (the "Agreement") providing for the assignment of
   Shareholder's voting rights to certain shares of common stock of Hollywood
         Casino Corporation ("Stock"), as defined in the Agreement; and

               WHEREAS, Shareholders and Proxy desire to amend the Agreement to provide for the extension of the Term of the Agreement.

                  NOW THEREFORE, in consideration of the mutual
               covenants contained herein, Shareholders and Proxy
                            hereby agree to amend the
                              agreement as follows:

                                   AGREEMENTS
                                   ----------

    1. Shareholders and Proxy hereby ratify and confirm the above Recitals. All defined terms used in this First Amendment shall have the same meaning assigned to them in the Agreement.

      2. The Agreement is amended by the deletion, additions or changes as follows:

          a. The second paragraph on Page 1, and Section 13. Notices, the Shareholder's address is changes as follows:

                               Jill Pratt LaFerney
                                 5111 Park Lane
                               Dallas, Texas 75220

          b. Section 7. Effective Date/Term/Termination (a) is deleted and the following substituted therefor:

               (a) Effective Date and Term. This Agreement shall become effective as of the date and year in the Agreement and shall continue until December 31, 2004, unless terminated

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                    as provided in Paragraph 7(b) of this Agree-ment (the
                    "Term").

               c.   Exhibit "A" of the Agreement is amended as follows:

                    1. Jill Pratt LaFerney - 533,761 shares of the Class A Common Stock of Hollywood Casino Corporation.

                    2. John R. Pratt - 516,616 shares of the Class A Common Stock of Hollywood Casino Corporation.

     3. Except as amended in this First Amendment, the Agreement shall remain in full force and effect in accordance with its original terms.

             EXECUTED effective as of the  1st day of November, 2001.

WITNESS:


/s/ Evelyn Johnstone                  /s/ Jill Pratt La Ferney
--------------------                  ------------------------
                                      Jill Pratt La Ferney, Shareholder


/s/ Evelyn Johnstone                  /s/ John R. Pratt
--------------------                  -----------------
                                      John R. Pratt, Shareholder


/s/ Evelyn Johnstone                  /s/ Jack E. Pratt, Sr.
--------------------                  -----------------------
                                      Jack E. Pratt, Sr., Proxy

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